Exhibit 23.2

Navarre Corporation
New Hope, Minnesota

We hereby consent to the incorporation in the Prospectus constituting a part of this Registration Statement of our reports dated December 22, 2004, relating to the combined financial statements of FUNimation Productions, Ltd. and The FUNimation Store, Ltd. for the six months ended June 30, 2004 and the years ended December 31, 2003, 2002 and 2001.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP
Dallas, Texas

January 18, 2005